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                                                                   Exhibit 10.45


                              EMPLOYMENT AGREEMENT

                                   dated as of

                                  March 1, 2003

                                     between

                       FEDERATED CORPORATE SERVICES, INC.

                                       and

                                TERRY J. LUNDGREN






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                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT, made in the City of Cincinnati and State of Ohio, as of the 1st day of March 2003, between FEDERATED CORPORATE SERVICES, INC., a Delaware corporation (hereinafter called the "Employer"), and TERRY J. LUNDGREN (hereinafter called the "Employee").

            In consideration of the premises, it is agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

            1.1 TERM AND DUTIES. The Employer shall employ the Employee, and the Employee shall serve the Employer, as an executive for the period (the "Term") beginning on the date of this Agreement and ending on the later of (a) the date set forth on Exhibit A hereto and (b) any later date to which the Term may have been extended by agreement of the parties. During the Term the Employee shall faithfully and in conformity with the directions of the Board of Directors of the Employer (the "Board") or its delegate perform the duties of his employment and shall devote to the performance of such duties his full time and attention. During the Term the Employee shall serve in the office or offices of the Employer to which the Board may from time to time elect or appoint him. The Employee shall be excused from performing any services hereunder during periods of temporary incapacity and during vacations in accordance with the Employer's disability and vacation policies.

            1.2 COMPENSATION. In consideration of his services during the Term, the Employer shall pay the Employee cash compensation at an annual rate not less than the greater of his current base salary as set forth on Exhibit A hereto or the base salary of the Employee

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most recently approved by the Board or its delegate ("Base Compensation").
Employee's Base Compensation shall be subject to such increases as may be approved by the Board or its delegate.

            1.3 PAYMENT SCHEDULE. The Base Compensation specified in Section 1.2(a) hereof shall be payable as current salary, in installments not less frequently than monthly, and at the same rate for any fraction of a month unexpired at the end of the Term.

            1.4 EXPENSES. During the Term the Employee shall be allowed reasonable traveling expenses and shall be furnished office space, assistance and accommodations suitable to the character of his position with the Employer and adequate for the performance of his duties hereunder.

            1.5 TERMINATION IN CASE OF DISABILITY. The Employee shall not be in breach of this Agreement if he shall fail to perform his duties hereunder because of physical or mental disability. If for a continuous period of 12 months during the Term the Employee fails to render services to the Employer because of the Employee's physical or mental disability, the Board or its delegate may end the Term prior to its stated termination date. If there should be any dispute between the parties as to the Employee's physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within 10 days of a written request therefor by either party to the other, then one designated by the then president of the local Academy of Medicine. The written opinion of such physician as to the matter in dispute shall be final and binding on the parties.

            1.6 TERMINATION OF SERVICES. If the Employer notifies the Employee that his services will no longer be required during the Term or if the Employee notifies the Employer that circumstances constituting Good Reason have occurred, the Employee shall be entitled (except as otherwise provided in Section 1.5 or Section 1.7 hereof) to continue to receive (i) his Base Compensation for the remainder of the Term on the same periodic basis that he had been receiving Base Compensation prior to such notice and (ii) his target annual bonus for the remainder of the Term under the bonus plan applicable to him as of the date of such notice,


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payable (i) in the fiscal year in which such notice is provided, on a monthly basis commencing in the month following the month in which the notice is given and for each month remaining in the Term occurring in that year and in an amount equal to the number derived by dividing the months remaining in the Term and occurring in that year by such annual target bonus and (ii) in any fiscal year while the Term remains following the year in which such notice is given, on a monthly basis for each month remaining in the Term in an amount equal to one-twelfth of such annual target bonus.

            1.7 MITIGATION. If the Employee or the Employer receives notice from the other pursuant to Section 1.6 hereof, the Employee (subject to Section 2.4 hereof) shall be free to become actively engaged with another business and shall use his best efforts to find other comparable employment. Upon the payment to the Employee of compensation for employment or other services by any unaffiliated third party, the Employee shall automatically cease to be an employee of the Employer. The Employee shall promptly notify the Employer of any such employment or other services and of the compensation received, to be received or receivable from his subsequent employer or such other party attributable to the Term. All Base Compensation and Target Bonus otherwise payable to the Employee by the Employer under this Agreement during the remainder of the Term shall be reduced to the extent of similar base or bonus compensation received, to be received or receivable from such other employment or other services.

            1.8 TERMINATION FOR CAUSE. The Employer may terminate the employment of the Employee and this Agreement and all of its obligations hereunder, except for obligations accrued but unpaid to the effective date of termination, for Cause upon notice given pursuant to this Section. As used in this Agreement, the term "Cause" shall mean:

                (a) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Employee's duties or in the course of his employment with the Employer;

                (b) intentional wrongful damage to material assets of the Employer;

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                (c) intentional wrongful disclosure of material confidential information of the Employer;

                (d) intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or

                (e) intentional breach of any stated material employment policy of the Employer.

                  No act, or failure to act, on the part of an Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Employer. Failure to meet performance standards or objectives of the Employer shall not constitute Cause for purposes hereof.

            1.9   THE TERM "GOOD REASON" MEANS:

                  A. The assignment to the Employee of any duties materially inconsistent with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in Article I of this Agreement, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Employer within ten (10) days after receipt of written notice thereof given by the Employee, provided that repeated instances of such action shall be evidence of the bad faith of the Employer;

                  B. any material failure by the Employer to comply with any of the provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Employer within ten (10) days after receipt of written notice thereof given by the Employee, provided that repeated failures shall be evidence of the bad faith of the Employer;

                  C. failure of the Employee to be elected or reelected Chief Executive Officer (and the failure of the Employee to be elected or reelected Chairman following the


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retirement of James A. Zimmerman) of Federated or to be elected or reelected to membership on the Federated's Board of Directors; or


                D. any purported termination by the Employer of the Employee's employment otherwise than as expressly permitted by this Agreement.

                                   ARTICLE II

                     CERTAIN OBLIGATIONS OF THE EMPLOYEE


            2.1   NO PARTICIPATION IN OTHER BUSINESSES.  During the Term
(except as otherwise expressly provided in Section 1.7 hereof) the Employee shall not, without the consent of the Board or its delegate, become actively associated with or engaged in any business other than that of the Employer or a division or affiliate of the Employer, and he shall do nothing inconsistent with his duties to the Employer.

            2.2 TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee shall not (either during the Term or thereafter) without the consent of the Employer disclose to anyone outside of the Employer, or use in other than the Employer's business, trade secrets or confidential information relating to the Employer's business in any way obtained by him while employed by the Employer.

            2.3 NONCOMPETITION. It is recognized by the Employee and the Employer that Employee's duties hereunder will entail the receipt of trade secrets and confidential information, which include not only information concerning the Employer's current operations, procedures, suppliers and other contacts, but also its short-range and long-range plans, and that such trade secrets and confidential information have been developed by the Employer and its affiliates at substantial cost and constitute valuable and unique property of the Employer. Accordingly, the Employee acknowledges that the foregoing makes it reasonably necessary for the protection of the Employer's business interests that the Employee not compete with the Employer or any of its affiliates during the Term and for a reasonable and limited period thereafter. Therefore, during the Term and for a period of one year thereafter, the Employee shall not have an investment of


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$100,000 or more in a Competing Business (as hereinafter defined) and shall not render personal services to any such Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof. The noncompete provisions of this section shall not be applicable to Employee if he has been notified pursuant to
Section 1.6 hereof that his services will no longer be required during the Term or if Employee has been advised that his services will no longer be required after the expiration of the Term.

                  If the Employee shall breach the covenants contained in this
Section 2.3 or in Section 2.2 hereof, the Employer shall have no further obligation to make any payment to the Employee pursuant to this Agreement and may recover from the Employee all such damages as it may be entitled to at law or in equity. In addition, the Employee acknowledges that any such breach is likely to result in immediate and irreparable harm to the Employer for which money damages are likely to be inadequate. Accordingly, the Employee consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Employer in order to protect the Employer's rights hereunder. Such relief may include, without limitation, an injunction to prevent the Employee from disclosing any trade secrets or confidential information concerning the Employer to any Competing Business, to prevent any Competing Business from receiving from the Employee or using any such trade secrets or confidential information and/or to prevent any such Competing Business from retaining or seeking to retain any other employees of the Employer. Employer agrees, however, that it will not seek injunctive relief for the purposes of preventing Employee from competing with Employer after the expiration of the Term. The provisions of the foregoing sentence shall not apply, however, to injunctions of the type described in the preceding sentence.

                  (a) As used in this Agreement, the term "affiliate" shall mean, with respect to a particular person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

                  (b) As used in this Agreement, the term "Competing Business" shall mean any business which:

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                        (i)   at the time of determination, is substantially
similar to the whole or a substantial part of the business conducted by the Employer or any of its divisions or affiliates;

                        (ii) at the time of determination, is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000, if such store or any of such stores is or are located in a city or within a radius of 25 miles from the outer limits of a city where the Employer, or any of its division's or affiliates, is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000; and

                        (iii) had aggregate net sales at all its locations, including sales in leased and licensed departments and sales by its divisions and affiliates, during its fiscal year preceding that in which the Employee made such an investment therein, or first rendered personal services thereto, in excess of $25,000,000.

            2.4 CONFLICTS OF INTEREST. The Employee shall not engage in any activity that would violate the Conflict of Interest or Business Ethics Statement signed from time to time by the Employee.

            2.5 NON-SOLICITATION. During the Term and for a period of one year hereafter (such period is referred to as the "No Recruit Period"), the Employee will not solicit, either directly or indirectly, any person that he or she knows or should reasonably know to be an employee of Federated Department Stores, Inc. or any of its subsidiaries, divisions or affiliates (collectively referred to in this Agreement as the "Federated Affiliates") (whether any such employees are now or hereafter through the No Recruit Period so employed or engaged) to terminate their employment with any of the Federated Affiliates. The foregoing undertaking is not intended to limit any legal rights or remedies that any of the Federated Affiliates may have under common law with regard to any interference by Employee at any time with the contractual relationship the Federated Affiliates may have with any of their employees.

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                                   ARTICLE III

                                  MISCELLANEOUS

            3.1 ASSIGNMENT. This Agreement may be assigned by the Employer to any of its affiliates. This Agreement shall not otherwise be assignable by the Employer without the consent of the Employee, except that, if the Employer shall merge or consolidate with, or transfer all or any substantial portion of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall (or, in the case of any such transfer, may) be assigned to and shall bind and run to the benefit of the successor of the Employer resulting from such merger, consolidation or transfer. The Employee may not assign, pledge or encumber his interest in this Agreement or any part hereof.

            3.2 GOVERNING LAW. This Agreement has been executed on behalf of the Employer by an officer of the Employer located in the City of Cincinnati, Ohio. This Agreement and all questions arising in connection herewith shall be governed by the internal substantive laws of the State of Ohio. The Employer and the Employee each consent to the jurisdiction of, and agree that any controversy between them arising out of this Agreement shall be brought in, the United States District Court for the Southern District of Ohio, Western Division; the Court of Common Pleas for Hamilton County, Ohio; or such other court venued within Hamilton County, Ohio as may have subject matter jurisdiction over the controversy.

            3.3 SEVERABILITY. If any portion of this Agreement is held to be invalid or unenforceable, such holding shall not affect any other portion of this Agreement.

            3.4 ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto and as of the date hereof, supersedes, cancels and annuls any and all prior agreements between the parties hereto. This Agreement may not be modified, renewed or extended orally, but only by a written instrument referring to this Agreement and executed by the parties hereto.

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            3.5 GENDER AND NUMBER. Words in the masculine herein may be interpreted as feminine or neuter, and words in the singular as plural, and vice versa, where the sense requires.

            3.6 NOTICES. Any notice or consent required or permitted to be given under this Agreement shall be in writing and shall be effective when given by personal delivery or five business days after being sent by certified U.S. mail, return receipt requested, to the Secretary of Federated Department Stores, Inc. at its principal place of business in the City of Cincinnati or to the Employee at his last known address as shown on the records of the Employer.

            3.7 WITHHOLDING TAXES. The Employer may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            3.8 WAIVER AND RELEASE. In consideration of the Employer's entering into this Agreement, and the receipt of other good and valuable consideration, the sufficiency of which is expressly acknowledged, the Employee, for himself and his successors, assigns, heirs, executors and administrators, hereby waives and releases and forever discharges the Employer and its affiliates and their officers, directors, agents, employees, shareholders, successors and assigns from all claims, demands, damages, actions and causes of action whatsoever which he now has on account of any matter, whether known or unknown to him and whether or not previously disclosed to the Employee or the Employer, that relates to or arises out of (a) any existing or former employment agreement (written or oral) entered into between the Employee and the Employer or any of its affiliates (or any amendment or supplement to any such agreement), (b) any agreement providing for a payment or payments or extension of the employment relationship triggered by a merger or sale or other disposition of the stock or assets or restructuring of the Employer or any affiliate of the Employer, or (c) any applicable severance plan.

            3.9 ENFORCEMENT OF AGREEMENT. If the Employee incurs legal and other fees and expenses in an effort to establish entitlement to benefits under this Agreement,

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regardless of whether the Employee ultimately prevails, the Employer shall reimburse him for such fees and expenses, unless a court of competent jurisdiction determines that the Employee made such effort in bad faith.

                        Reimbursement of fees and expenses described in the preceding paragraph shall be made monthly during the course of any action upon the written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

            IN WITNESS WHEREOF, the parties hereto have hereunto and to a duplicate hereof set their signatures as of the day and year first above written.

                                 FEDERATED CORPORATE SERVICES, INC.


                                 By:  /s/ Dennis J. Broderick
                                      -------------------------------
                                 Name:  Dennis J. Broderick
                                 Title: President

                                    /s/ Terry J. Lundgren
                                    ---------------------------------
                                    TERRY J. LUNDGREN


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                                    EXHIBIT A

                                       TO

                              EMPLOYMENT AGREEMENT

                        DATED AS OF MARCH 1, 2003 BETWEEN

                                TERRY J. LUNDGREN

                                       AND

                       FEDERATED CORPORATE SERVICES, INC.

NAME:                        Terry J. Lundgren

END OF TERM:                 February 28, 2007

ANNUAL BASE COMPENSATION:    $1,200,000


            ANNUAL BONUS: Commencing in respect of the 2003 fiscal year, the annual bonus payable (if any) under the terms of the 1992 Incentive Bonus Plan (as such may be amended from time to time) of Federated Department Stores, Inc. ("Federated") will be based on performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base compensation in effect as of the last day of the performance period based on performance against the targeted annual goals.

                  Such sliding percent, and the targeted annual goals in respect of fiscal 2003, are set out in Schedule 1 hereto.

STOCK OPTIONS:    Federated shall grant, to Employee, effective February 24,
                  2003 (the "Grant Date"), options for 250,000 shares, with vesting of 62,500 shares on February 24, 2004 (the "Option
                  Vesting Date"), 62,500 shares on the first anniversary of the Option Vesting Date, 62,500 shares on the second anniversary of the Option Vesting Date, and 62,500 shares on the third anniversary of the Option Vesting Date; the options will be issued at one hundred percent of the closing market price of Federated's common stock on the New
                  York Stock Exchange as listed in The Wall Street Journal on

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                  the trading day immediately preceding the Grant Date; the
                  term of the grant shall expire ten years from the Grant Date; the grant is subject to the terms of the attached form of Non-Qualified Stock Option Agreement with Federated.

RESTRICTED STOCK
AWARD: Federated shall grant to Employee, effective February 24, 2003 (The Grant Date"), 50,000 restricted shares of Federated's Common Stock, with restrictions as to all such shares to lapse on the fourth anniversary of the Grant Date; the grant is subject to the terms of the attached form of Restricted Stock Agreement.

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